                                                                     EXHIBIT 3.2

          |                                               FEDERAL IDENTIFICATION
          |                                               NO.    04-2372210
          |                                                   ------------------
          |
----------|                THE COMMONWEALTH OF MASSACHUSETTS
Examiner  |
          |                      WILLIAM FRANCIS GALVIN
          |                  Secretary of the Commonwealth
          |       One Ashburton Place, Boston, Massachusetts 02108-1512
          |
          |                RESTATED ARTICLES OF ORGANIZATION
          |             (GENERAL LAWS, CHAPTER 156B, SECTION 74)
----------|
Name      |
Approved  | We,      JAMES C. BURROWS                             , *President
          |    ---------------------------------------------------
          |
          | and      PETER M. ROSENBLUM                              , *Clerk
          |    ------------------------------------------------------
          |
          | of       CHARLES RIVER ASSOCIATES INCORPORATED                  ,
          |     ------------------------------------------------------------
          |                    (Exact name of corporation)
          |
          | located at  200 CLARENDON STREET, T-33, BOSTON, MA 02116        ,
          |             ----------------------------------------------------
          |                (Street address of corporation Massachusetts)
          |
          | do hereby certify that the following Restatement of the Articles of | Organization was duly adopted at a meeting held on APRIL 9, 1998
          |
          | by a vote of         shares of Common Stock, without par value of
          |             ---------
          | 125,370 shares outstanding.
          | -------
          |
          |**being at least two-thirds of each type, class or series outstanding | and entitled to vote thereon and each type, class or series of stock | whose rights are adversely affected thereby:
          |
 C    [ ] |                            ARTICLE I
 P    [ ] |
 M    [ ] |                 The name of the corporation is:
R.A.  [ ] |
          |              CHARLES RIVER ASSOCIATES INCORPORATED
          |
          |                            ARTICLE II
          |
          |        The purpose of the corporation is to engage in the
          |            following business activities:
          |
          |            SEE CONTINUATION SHEET II.A.
          |
----------| Note: If the space provided under any article or item on this form
P.C. | is insufficient, additions shall be set forth on separate 8 1/2 X 11 | sheets of paper with a left margin of a least 1 inch. Additions to | more than one article may be made on a single sheet so long as each | article requiring each addition is clearly indicated.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

-------------------------------|---------------------------------------------|
       WITHOUT PAR VALUE       |               WITH PAR VALUE                |
-------------------------------|---------------------------------------------|
    TYPE    | NUMBER OF SHARES |    TYPE    | NUMBER OF SHARES |  PAR VALUE  |
------------|------------------|------------|------------------|-------------|
 Common:    | 25,000,000       | Common:    |                  |             |
------------|------------------|------------|------------------|-------------|
            |                  |            |                  |             |
------------|------------------|------------|------------------|-------------|
 Preferred: |  1,000,000       | Preferred: |                  |             |
------------|------------------|------------|------------------|-------------|
            |                  |            |                  |             |
------------|------------------|------------|------------------|-------------|

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

    SEE CONTINUATION SHEETS IV.A. THROUGH IV.C.


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

    SEE CONTINUATION SHEET V.A.


                                  ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

    SEE CONTINUATION SHEETS VI.A. THROUGH VI.F.



Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

   200 CLARENDON STREET, T-33
   BOSTON, MA 02116

b. The name, residential address and post office address of each director and officer of the corporation is as follows:


                  NAME         RESIDENTIAL ADDRESS          POST OFFICE ADDRESS

President:

Treasurer:                 SEE CONTINUATION SHEET VIII.A.

Clerk:

Directors:





c. The fiscal year (i.e., tax year) of the corporation shall end on the last

   SATURDAY OF THE MONTH OF NOVEMBER.

d. The name and business address of the resident agent, if any, of the corporation is:

   NONE.

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

   NONE.

SIGNED UNDER THE PENALTIES OF PERJURY, this        day of                 1998
                                           --------      --------------,  ----,

                                                                     *President,
--------------------------------------------------------------------,

                                                                         *Clerk.
------------------------------------------------------------------------,

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)


                    ============================================

                    I hereby approve the within Restated
                    Articles of Organization and, the filing fee in the amount of $________ having been paid, said articles are deemed to have been filed with me this ___ day of ____________, 199__.


                    Effective Date:_____________________________








                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth







                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                            PETER M. ROSENBLUM, ESQ.
                      ------------------------------------
                            FOLEY, HOAG & ELIOT LLP
                      ------------------------------------
                            ONE POST OFFICE SQUARE
                      ------------------------------------
                            BOSTON, MA 02109
                      ------------------------------------

                      ------------------------------------
                      Telephone:  (617) 832-1151
                                --------------------------

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet II.A.
                            ------------------------

II.A.  PURPOSES

         To engage on its own behalf and for others in the business of research and development of an economic, demographic, scientific and sociological nature and to conduct research and development for commercial and governmental projects; to provide economic, business and other consulting services; and to buy, sell and distribute goods, wares and merchandise of every kind and description.

         To acquire, hold, dispose of, buy, sell, underwrite, handle on commission and otherwise deal in, and to guaranty, any stocks, shares, bonds, notes and obligations of and interests in corporations, joint-stock companies, trusts, associations, partnerships, limited liability companies, firms or persons and all forms of public and municipal securities of this or any other country, or any right or interest therein, and while owner thereof, to exercise all rights, powers and privileges of ownership in the same manner and to the same extent that an individual might.

         To acquire, hold, use, construct, maintain and dispose of buildings, plants, factories, mills, machinery, works, patent rights and privileges, inventions, formulae, trademarks and names, secret processes and all other real and personal property, tangible or intangible, of whatever kind and wherever situated, or any right or interest therein, for the purposes of the foregoing businesses, and as a going business or otherwise, all or any part of the assets of any corporation, joint-stock company, trust, association, partnership, limited liability company, firm or person, and in such cases to assume all or any part of its or his liabilities.

         To engage in, transact and carry on any or all of the above businesses or any other business or activity necessary or convenient for or incidental to any or all of the foregoing or which can advantageously be conducted in connection therewith, and to engage in, transact and carry on any business or activity which a business corporation organized under the provisions of Chapter 156B of the General Laws of Massachusetts, as amended from time to time, or any successor statute, may lawfully engage in, transact or conduct.

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet IV.A.
                            ------------------------

IV.A.  DESIGNATION AND CLASSIFICATION OF STOCK

         The aggregate number of shares of capital stock which the Corporation has authority to issue is 26,000,000 consisting of:

         (i) 25,000,000 shares of Common Stock, without par value (the "Common Stock"); and

         (ii) 1,000,000 shares of Preferred Stock, without par value (the "Preferred Stock").

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet IV.B.
                            ------------------------

IV.B.  DESCRIPTION OF THE COMMON STOCK

         The description of the Common Stock is as follows:

         Each holder of Common Stock shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by him. The holders of the Common Stock shall be entitled to such dividends as may from time to time be declared by the Board of Directors out of any funds legally available for the declaration of dividends, subject to any provisions of these Articles of Organization, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder. Subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder, upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders.

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet IV.C.
                            ------------------------

IV.C.  DESCRIPTION OF THE PREFERRED STOCK

         The description of the Preferred Stock is as follows:

         1. CERTIFICATE OF DESIGNATION. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock with or without series, and, by filing a certificate pursuant to the applicable law of The Commonwealth of Massachusetts (the "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than the total number of authorized shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation.

         2. AUTHORITY OF BOARD. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (a) the number of shares constituting that series, which number may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors, and the distinctive designation of that series;

                  (b) whether any dividend shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                  (d) whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) whether shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking

                     CHARLES RIVER ASSOCIATES INCORPORATED

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION


fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                  (f) whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares or shall have such other status as shall be set forth in the Certificate of Designation;

                  (g) the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation or entity, or the merger of any other corporation or entity into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of shares of that series to payment in any such event;

                  (h) whether shares of that series shall carry any preemptive right in or preemptive right to subscribe to any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

                  (i) any other designations, preferences, voting powers, qualifications, and special or relative rights or privileges of the shares of that series.

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                             Continuation Sheet V.A.
                             -----------------------

V.A.  RESTRICTIONS ON TRANSFER

         1. No stockholder (or stockholder's legal representative) shall sell, assign, transfer or otherwise dispose of, whether by act of such stockholder (or stockholder's legal representative) or by operation of law, any share of the capital stock of the Corporation or any beneficial interest therein without the approval of the Board of Directors, except that the foregoing restrictions shall not apply to (i) transfers effected by operation of law resulting from the death of such stockholder and (ii) transfers by such stockholder (or stockholder's legal representative) to the Corporation.

         2. No stockholder may sell, assign, transfer or otherwise dispose of, whether by act of such stockholder or by operation of law, any share of the capital stock of the Corporation, or any beneficial interest therein, if, in the opinion of legal counsel to the Corporation, such sale, assignment, transfer or other disposition might result in the termination of the Corporation's S-corporation status for any reason (including by reason of creating more than the allowed number of shareholders under Section 1361 of the Internal Revenue Code of 1986, as amended, or any successor statute).

         3. In the event of an attempted sale, assignment, transfer or other disposition by a stockholder ("Defaulting Holder") in violation of Section 1 or
Section 2 above (a "Prohibited Transfer"), such Prohibited Transfer shall be null and void and shall not be recognized on the books and records of the Corporation, and the Defaulting Holder shall retain the right to vote and receive distributions and shall continue to report the share of income or loss allocated by the Corporation to such Defaulting Holder for tax purposes.

         4. The restrictions in this Article V.A. shall terminate upon the closing of any public offering of the Corporation's securities pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended.

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet VI.A.
                            ------------------------

VI.A.  CERTAIN BUSINESS COMBINATIONS

         1.       VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

                  (a) HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or these Articles of Organization, and except as otherwise expressly provided in Section 2 of this Article VI.A.:

                           (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                           (ii) any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries; or

                           (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries, except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

                           (iv) any reclassification of securities of the Corporation (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                           (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder,

                     CHARLES RIVER ASSOCIATES INCORPORATED

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION


shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article VI.A., each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV of these Articles of Organization). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles or Organization or any Certificate of Designation (as defined in Article IV of these Articles of Organization), or in any agreement with any national securities exchange or otherwise.

                  (b) DEFINITION OF "BUSINESS COMBINATION." The term "Business Combination" as used in this Article VI.A. shall mean any transaction which is referred to in any one or more of Sections 1(a)(i) through (v).

         2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 1 of this Article VI.A. shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of these Articles of Organization, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following Section 2(a) is met, or, in the case of any other Business Combination, all of the conditions specified in the following Sections 2(a) and 2(b) are met:

                  (a) APPROVAL BY DISINTERESTED DIRECTORS. The Business Combination shall have been approved by a majority of the members of the Board of Directors (the "Board") who are Disinterested Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Disinterested Director.

                  (b) PRICE AND PROCEDURAL REQUIREMENTS. All of the following conditions shall have been met:

                           (i) the aggregate amount of the cash, and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by the holders of Common Stock of the Corporation in such Business Combination shall be at least equal to the higher of the following:

                                 (A) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock of the Corporation acquired or beneficially owned by it or them that were acquired (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                     CHARLES RIVER ASSOCIATES INCORPORATED

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION


                                 (B) the Fair Market Value per share of Common
                  Stock of the Corporation on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher.

                           (ii) The aggregate amount of the cash, and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Section 2(b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                 (A) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class of Voting Stock acquired or beneficially owned by it or them that were acquired (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                                 (B) (if applicable) the highest preferential
                  amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation; or

                                 (C) the Fair Market Value per share of such
                  class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                  If shares of any class are issued in Series, notwithstanding the foregoing provisions concerning classes of shares, the Fair Market Value shall be determined and applied in this Section 2(b)(ii) on the basis of each series and not on the basis of the class as a whole.

                           (iii) The price determined in accordance with Sections 2(b)(i) and (ii) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                           (iv) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Stockholder immediately prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares meeting all of the terms and conditions of this Section 2(b); provided, however, that the failure of any stockholders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this Section 2(b)(iv) from being satisfied.

                     CHARLES RIVER ASSOCIATES INCORPORATED

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION


                           (v) The consideration to be received by holders of any particular class or, if outstanding, any particular series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or such series of Voting Stock. If the Interested Stockholder has paid for shares of any class or any series of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of such class or such series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or such series of Voting Stock previously acquired by the Interested Stockholder.

                           (vi) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
         Combination: (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock of the Corporation; (B) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (C) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                           (vii) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                           (viii) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). Such proxy or information statement shall contain, if a majority of the Disinterested Directors so requests, an opinion of a reputable investment banking firm which shall be selected by a majority of the Disinterested Directors, furnished with all information such investment banking firm reasonably requests and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion, as to the fairness (or lack of

                     CHARLES RIVER ASSOCIATES INCORPORATED

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION


         fairness) of the terms of the proposed Business Combination from the point of view of the holders of shares of Voting Stock (other than the Interested Stockholder).

         3. CERTAIN DEFINITIONS. For the purposes of this Article VI.A.:

                  (a) "Person" shall mean any individual, group acting in concert, corporation, partnership, limited liability company, association, joint venture, pool, joint stock company, trust, unincorporated organization or similar company, syndicate, or any group formed for the purpose of acquiring, holding or disposing of securities.

                  (b) "Interested Stockholder" shall mean any person (other than the Corporation, any Subsidiary or any person who held, beneficially and of record, more than fifteen percent (15%) of the voting power of the Voting Stock outstanding at the close of business on the day immediately preceding the date of filing of these Restated Articles or Organization) who or which:

                           (i) is the beneficial owner, directly or indirectly, of more than fifteen percent (15%) of the voting power of the then outstanding Voting Stock; or

                           (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the then outstanding Voting Stock; or

                           (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                  (c) A person shall be a "beneficial owner" of any shares of Voting Stock:

                           (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the Exchange Act, as in effect on February 20, 1998; or

                           (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to an agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase; or (B) the right to vote pursuant to any agreement, arrangement, understanding or otherwise; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security (I) arises solely from a revocable proxy

                     CHARLES RIVER ASSOCIATES INCORPORATED

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION


         or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (II) is not also then reportable on Schedule 13D under the Exchange Act (or a comparable or successor report); or

                           (iii) which are beneficially owned, directly or indirectly within the meaning of Rule 13d-3 under the Exchange Act, as in effect on February 20, 1998, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent permitted by the provisions of Section 3(c)(ii)(B) above) or disposing of any shares of Voting Stock;

provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purpose hereof, to beneficially own any shares of Voting Stock held under any such plan.

                  (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to Section 3(b), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Section 3(c), but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (e) "Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on February 20, 1998.

                  (f) "Subsidiary" means any entity of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

                  (g) "Disinterested Director" means any director of the Corporation who (i) is not, and was not at any time during the two-year period immediately prior to the date in question, an Affiliate or Associate of the Interested Stockholder and (ii) either (A) was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder or (B) thereafter received favorable votes for his or her nomination or election as a director by a majority of the Disinterested Directors then serving on the Board.

                  (h) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding and including the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding and including the date in question on any automated quotation system maintained by the

                     CHARLES RIVER ASSOCIATES INCORPORATED

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION


Nasdaq Stock Market, Inc. or any similar system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.

                  (i) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Sections 2(b)(i) and (ii) of this Article VI.A. shall include the shares of Common Stock of the Corporation and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  (j) For the purposes of determining the "Announcement Date," in the event that the first public announcement of the proposal of the Business Combination is made after the close on such date of any securities exchange registered under the Exchange Act on which any shares of the Voting Stock of the Corporation are traded, or of any automated quotation system maintained by the Nasdaq Stock Market, Inc. or any other system on which any shares of the Voting Stock of the Corporation are listed, then the Announcement Date shall be deemed to be the next day on which such exchange or quotation system is open.

         4. POWERS OF THE BOARD OF DIRECTORS. A majority of the Board shall have the power and duty to determine for the purposes of this Article VI.A., on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder, which determination shall be conclusive. Once the Board has made a determination, pursuant to the preceding sentence, that a person is an Interested Stockholder, then a majority of Disinterested Directors shall have the power and duty to determine for the purposes of this Article VI.A., on the basis of information known to them after reasonable inquiry, (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether the assets which may be the subject of any Business Combination have, or the consideration which may be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries and (d) whether all of the applicable conditions set forth in Section 2(b) shall have been met with respect to any Business Combination, any of which determinations by a majority of the Disinterested Directors shall be conclusive. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article VI.A., which interpretation shall be conclusive.

         5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS. Nothing contained in this Article VI.A. shall be construed to relieve any Interested Stockholder of any fiduciary obligation imposed by law.

         6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of these Articles of Organization or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or no vote may be specified by law, these Articles of Organization or the By-Laws of the Corporation), and in addition to any affirmative vote of the holders of Preferred Stock or any other class of capital stock of the Corporation or any series of the foregoing then outstanding which is

                     CHARLES RIVER ASSOCIATES INCORPORATED

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION


required by law or by or pursuant to these Articles of Organization, the affirmative vote of the holders of eighty percent (80%) or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VI.A.

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet VI.B.
                            ------------------------

VI.B.  CERTAIN TRANSACTIONS APPROVED BY THE BOARD OF DIRECTORS

         Except as provided in Article VI.A. of, or as otherwise provided in, these Articles of Organization, the Corporation may authorize, by a vote of a majority of the shares of each class of stock outstanding and entitled to vote thereon, (a) the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, upon such terms and conditions as it deems expedient, and (b) the merger or consolidation of the Corporation into any other corporation or entity, provided that such sale, lease, exchange, merger or consolidation shall have been approved by a majority of the members of the Board of Directors.

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet VI.C.
                            ------------------------

VI.C.  LIMITATION OF LIABILITY OF DIRECTORS

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 and 62 of the Massachusetts General Laws, Chapter 156B, as amended or any successor statute (the "Massachusetts Business Corporation Law"), or (iv) with respect to any transaction from which the director derived an improper personal benefit.

         No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of the Corporation under this Article for acts or omissions occurring prior to such amendment or repeal.

         If the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of the Corporation shall, without any further action of the Board of Directors or the stockholders of the Corporation, be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law.

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet VI.D.
                            ------------------------

VI.D.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "Proceeding"), by reason of the fact that he or she is or was (a) a director of the Corporation, (b) an officer of the Corporation elected or appointed by the stockholders or the Board of Directors, or (c) serving, at the request of the Corporation as evidenced by a vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, as a director, officer, employee or agent of another Person (as defined in Article VI.A.), including service with respect to an employee benefit plan (a Person described in (a), (b) or (c) may hereinafter be referred to as an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as such a director or officer of the Corporation or as such other, officer, employee or agent or in any other capacity while serving as such a director or officer of the Corporation or as such other director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law (but in the case of an amendment to the Massachusetts Business Corporation Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article VI.D. with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VI.D. shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that, if the Massachusetts Business Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking"), by such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article VI.D. or otherwise. The Corporation may accept any Undertaking without reference to the financial ability of the Indemnitee to make repayment.

         2. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to an Advancement of Expenses, to any employee or agent of the Corporation up to the fullest extent of the right to indemnification in like circumstances of a director or officer pursuant to Article VI.D.1. hereof.

                     CHARLES RIVER ASSOCIATES INCORPORATED

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION

         3. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under this Article VI.D. is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law. In addition, in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or Stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VI.D. or otherwise shall be on the Corporation.

         4. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to Advancement of Expenses conferred in this Article VI.D. shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Organization, the By-Laws or any statute, agreement, vote of stockholders or of disinterested directors or otherwise.

         5. INSURANCE; OFFSET. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another Person against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law. The Corporation's obligation to provide indemnification under this Article VI.D. shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

         6. AMENDMENTS. Without the consent of a person entitled to the indemnification and other rights provided in this Article VI.D. (unless otherwise required by the Massachusetts Business

                     CHARLES RIVER ASSOCIATES INCORPORATED

                 AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Corporation Law), no amendment modifying or terminating such rights shall adversely affect such person's rights under this Article VI.D. with respect to the period prior to such amendment.

         7. SAVINGS CLAUSE. If this Article VI.D. or any portion hereof shall be found invalid on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, liabilities and losses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article VI.D. that shall not have been found invalid and to the fullest extent permitted by applicable law.

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet VI.E.
                            ------------------------

VI.E. MAKING AND AMENDING BY-LAWS; PLACES OF MEETINGS OF STOCKHOLDERS; PARTNERSHIP IN ANY BUSINESS ENTERPRISE

         1. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation in whole or in part, except with respect to any provision thereof which by law, these Articles of Organization or such By-Laws requires action by the stockholders, who shall also have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws made by the Board of Directors under the powers conferred hereby may be altered, amended, or repealed by the Board of Directors or the stockholders. Notwithstanding the foregoing and anything contained in these Articles of Organization to the contrary, neither Section 3.5 of Article III and Section 4.3 of Article IV of the By-Laws nor this Article VI.E., shall be altered, amended or repealed by the stockholders, and no provision inconsistent therewith or herewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         2. Meetings of the stockholders may be held anywhere in the United States.

         3. The Corporation may be a partner in any business enterprise it would have power to conduct by itself.

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                            Continuation Sheet VI.F.
                            ------------------------

VI.F.  TRANSACTIONS WITH AFFILIATED PERSONS

         The Corporation may enter into contracts or transact business with one or more of its directors, officers or stockholders or with any corporation, organization or other concern in which one or more of its directors, officers or stockholders are directors, officers or stockholders or are otherwise interested and may enter into other contracts or transactions in which one or more of its directors, officers or stockholders are in any way interested. In the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such one or more of the directors, officers or stockholders of the Corporation have or may have any interest which is or might be adverse to the interest of the Corporation even though the vote or action of directors, officers or stockholders having such adverse interest may have been necessary to obligate the Corporation upon such contract or transaction.

         At any meeting of the Board of Directors (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any director having such adverse interest may vote or act thereat with like force and effect as if he had no such interest, provided in such case that the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to the directors. A general notice that a director or officer is interested in any corporation, organization or other concern of any kind referred to above shall be a sufficient disclosure as to the interest of such director or officer with respect to all contracts and transactions with such corporation, organization or other concern. No director shall be disqualified from holding office as a director or an officer of the Corporation by reason of any such adverse interest, unless the Board of Directors shall determine that such adverse interest is detrimental to the Corporation. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable on account of such adverse interest to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable on such ground for any gains or profits realized thereon.

                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                           Continuation Sheet VIII.A.
                           --------------------------

VIII.A.  OFFICERS AND DIRECTORS


                  Name                      Residential Address            Post Office Address
                  ----                      -------------------            -------------------

President:        James C. Burrows          75 Clairemont Road             200 Clarendon Street, T-33
                                            Belmont, MA 02178              Boston, MA 02116

Treasurer:        Laurel E. Morrison        49 Lenox Street                (same as above)
                                            Newton, MA 02165

Clerk:            Peter M. Rosenblum        143 Hobart Street              Foley, Hoag & Eliot LLP
                                            Newton Centre, MA 02159        One Post Office Square
                                                                           Boston, MA 02109

Directors:        James C. Burrows          75 Clairemont Road             200 Clarendon Street, T-33
                                            Belmont, MA 02178              Boston, MA 02116

                  William B. Burnett        404 N. Pitt Street             Suite 700, 600 13th Street, N.W.
                                            Alexandria, VA 22314           Washington, DC 20005

                  Franklin M. Fisher        130 Mt. Auburn Street, #508    200 Clarendon Street, T-33
                                            Cambridge, MA 02138            Boston, MA 02116

                  Firoze E. Katrak          6 Canal Park, #706             (same as above)
                                            Cambridge, MA 02141

                  Carl Kaysen               41 Holden Street               (same as above)
                                            Cambridge, MA 02138

                  Rowland T. Moriarty       105 Hundreds Road              (same as above)
                                            Wellesley Hills, MA 02181


                      CHARLES RIVER ASSOCIATES INCORPORATED

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                           Continuation Sheet VIII.B.
                           --------------------------

VIII.B. BRIEF DESCRIPTION OF AMENDMENTS

Article II: Article II has been amended to add to the purposes of the Corporation, to remove the reference to Chapter 156 of the General Laws of Massachusetts, and to make certain other changes.

Article III: Article III has been amended to increase the number of authorized shares of Common Stock, without par value, to 25,000,000 shares and to authorize 1,000,000 shares of an undesignated class of Preferred Stock, without par value.

Article IV: Article IV has been amended to add descriptions of the Common Stock and the Preferred Stock.

Article V: Article V has been amended to change the words "written consent" in Section 1 to "approval," to delete in Section 2 the parenthetical reference to "the Code," and to make certain conforming changes.

Article VI: Article VI has been amended to add references to certain business combinations; certain transactions approved by the Board of Directors; limitation of liability of directors; indemnification of directors, officers and others; the making and amending of By-Laws; the places of meetings of stockholders; and transactions with affiliated persons; and to modify certain language.

Article VIII: Article VIII has been amended to reflect the current officers and directors.


                                  Page 1 of 1